No. X

0 Shares

CUSIP No. 81783K 207

Sevcon, Inc.

Incorporated under the laws of the State of Delaware

Series A Convertible Preferred Stock, $0.10 par value

This certifies that SPECIMEN is the owner of Zero (0) fully paid and nonassessable shares of Series A Convertible Preferred Stock, $0.10 par value, of Sevcon, Inc., transferable on the books of the corporation by the holder in person or by duly authorized attorney upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and by-laws of the corporation.

IN WITNESS WHEREOF, Sevcon, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its duly authorized officers.

Dated: ______________, 2014

____
Treasurer and Chief Financial Officer

____
President and Chief Executive Officer

SEVCON, INC.

For value received, ______________________ hereby sells, assigns, and transfers unto :

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

______________________ Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

____

Attorney to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: ______________

____

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.